UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	April 9, 2009

PROXIM WIRELESS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29053	04-2751645
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1561 Buckeye Drive, Milpitas, CA	95035
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(408) 383-7600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2009, Thomas S. Twerdahl, Interim Chief Financial Officer, signed a letter agreement with Proxim Wireless Corporation.  That letter agreement confirms that Mr. Twerdahl’s employment by Proxim is for no specified period and may be terminated by him or Proxim at any time, with or without cause or advance notice.

However, the letter agreement provides that if, within three (3) months after a change of control (as defined in the letter agreement), either (a) Proxim terminates Mr. Twerdahl’s employment without cause (also as defined in the letter agreement) or (b) Mr. Twerdahl terminates his employment after Proxim significantly reduces his compensation (other than as part of a general salary reduction applicable to all employees of Proxim) or roles and responsibilities without cause and does not cure such reduction within fifteen (15) days of written notice from him, Proxim will pay Mr. Twerdahl an amount equal to three (3) months of his base salary upon him providing a release of claims to Proxim (in form and substance acceptable to Proxim).

The foregoing description of the letter agreement with Mr. Twerdahl does not purport to be complete and is qualified in its entirety by the terms and conditions of that letter agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and which is incorporated by reference.

 Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROXIM WIRELESS CORPORATION

Dated: April 14, 2009	By:	/s/ David L. Renauld
David L. Renauld
Vice President

EXHIBIT INDEX

Number	Title

10.1	Letter Agreement between the Registrant and Thomas S. Twerdahl dated April 9, 2009.

2